Exhibit 3.1.b


                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                             SCORS DEPOSITOR INC.

      SCORS Depositor Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     First: In accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation is hereby amended by deleting the First Article in its entirety and inserting the following in lieu thereof:

                  "First: The name of this Corporation (hereinafter
            called the "Corporation") is:

                        ABN AMRO SCORS Depositor Inc."


     Second: The Board of Directors of the Corporation approved these Articles of Amendment to the Certificate of Incorporation by a unanimous consent in lieu of a meeting and adopted a resolution proposing and declaring such amendment advisable in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

     Third: That, in lieu of a meeting and vote of shareholders, the sole shareholder has given unanimous written consent to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said SCORS Depositor Inc. has caused this Certificate to be signed in its name and on its behalf by its Secretary, this 10th day of February, 2004.

                                          SCORS DEPOSITOR INC.


                                          By:/s/Laura Schisgall
                                             ---------------------------
                                             Name:  Laura Schisgall
                                             Title: Secretary


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